STOCK PLEDGE AGREEMENT


DATE:             August 30, 2000

BETWEEN:          Michael Lightbourne (Pledgor)

AND:              Rentrak Corporation ("Secured Party" or "Company")

                                    RECITALS

A. Pledgor and Secured Party entered into a Loan Agreement of even date herewith (the "Loan Agreement"), wherein the Secured Party agreed to loan funds to Pledgor to exercise certain options to purchase stock of the Company, and Pledgor agreed to execute and deliver a Promissory Note to the Secured Party in payment therefor, a copy of which is attached to the Loan Agreement as Exhibit A (the "Note").

B. Pledgor agreed within the Loan Agreement to grant Secured Party a security interest in the shares of the common stock of the Company that Pledgor purchased with the proceeds of the Note (the "Shares" or "Pledged Shares"), to secure payment of Pledgor's obligations under the Loan Agreement and the Note.

     NOW, THEREFORE, in order to secure payment of the Note, the parties agree as follows:

                                    AGREEMENT

1. Grant of Security Interest. Pledgor grants to Secured Party a first priority security interest in the Shares.

2. Obligations. The obligations secured by this Agreement are the obligations of Pledgor on the Note, the Loan Agreement and this Agreement, including the obligation to make all payments on the Note.

3. Delivery of Certificates for Pledged Shares. Pledgor has delivered to Secured Party one or more stock certificates evidencing the Pledged Shares (the "Certificates"), together with a stock power endorsed in blank, to hold subject to the terms of this Agreement.

4. Care of Certificates. Secured Party shall take reasonable care in the custody and the preservation of the Certificates. On performance in full of all obligations secured by this Agreement, Secured Party shall deliver the Certificates to Pledgor, together with the stock power endorsed by Pledgor in blank.
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5. Covenants of Pledgor with Respect to Pledged Shares. Pledgor agrees that:

          (a) Pledgor shall not allow or grant any other lien or security interest with respect to the Pledged Shares.

          (b) Pledgor shall procure, execute, and deliver from time to time any endorsements, assignments, financing statements, and other writings deemed necessary or appropriate by Secured Party to perfect, maintain, and protect Secured Party's security interest and priority in the Pledged Shares.

6. Authorized Action by Secured Party; Proxy. Pledgor irrevocably appoints Secured Party as attorney-in-fact and grants Secured Party a proxy to do (but Secured Party shall not be obligated to, and shall incur no liability to, Pledgor or any third party for failure to, do so), after and during the continuance of an Event of Default (as defined in Section 8, below), any act that Pledgor is obligated by this Agreement to do and to exercise such rights and powers as Pledgor might exercise with respect to the Pledged Shares. With respect to voting the Pledged Shares, this Section 6 constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall continue until all obligations secured hereunder are performed in full, provided, however, Secured Party shall have no rights under such proxy unless and until there is an occurrence of an Event of Default by Pledgor hereunder.

7. Voting Pledged Shares; Custody of Certificates.

               (a) As long as no Event of Default (as defined in Section 8, below) shall have occurred, and further subject to the other provisions of this Agreement, Pledgor shall be entitled to vote the Pledged Shares.

               (b) If at any time or from time to time, with respect to the Pledged Shares, Pledgor shall receive or shall become entitled to receive any dividend, warrant, option, or any other distribution (including bonus payments as discussed in the Loan Agreement), whether in securities or other property, for any reason, including without limitation, liquidation, stock split, spin-off, split-up or reclassification, combination of shares, or the like, or in case of any reorganization, consolidation, or merger, Pledgor shall immediately deliver all such dividends or other distribution, in pledge, to Secured Party as security for the payment and performance of the obligations secured by this Agreement. Pledgor shall immediately notify the Company to make all such distributions directly to Secured Party. Secured Party may endorse, in Secured Party's name or in the name of Pledgor, any and all instruments by which any payment on the Pledged Shares may be made and may take such action as Secured Party may deem appropriate from time to time, in Secured Party's name or in the name of Pledgor, to enforce collection of the Pledged Shares. For such purpose, Pledgor appoints Secured Party the attorney-in-fact of Pledgor, under a power coupled with an interest, with full power of substitution.

               (c) So long as the obligations secured by this Agreement remain outstanding, Pledgor will not transfer, whether by sale, gift, or otherwise, any ownership interest in the Shares without Secured Party's prior written approval.

8. Events of Default. Any one or more of the following events constitutes an event of default under this Agreement ("Event of Default"):

               (a) The occurrence of an Event of Default under the Loan Agreement, as such term is defined in the Loan Agreement, specifically including, without limitation, failure of the Pledgor to comply with any term or condition of, or fulfill any of Pledgor's obligations under, the Note attached as an Exhibit to the Loan Agreement within the applicable cure periods, if any, set forth therein.

               (b) A breach of or failure to perform any of the terms of this Agreement, which has not been cured within 5 days after notice has been given of such breach or failure, including, without limitation, the covenants contained in this Agreement.

9. Remedies Upon Default. Upon the occurrence of any Event of Default by Pledgor, Secured Party may, in Secured Party's sole discretion, take the following steps:

               (a) Secured Party may foreclose on its security interest in the Pledged Shares in accordance with the Oregon Uniform Commercial Code, provided, however, in no event shall Pledgor be personally liable for any Principal Deficiency (such term meaning that portion of the Note balance attributable to principal (but not to interest) under the terms of the Note and Loan Agreement) in any action or suit to foreclose on Secured Party's security interest in the Pledged Shares, or any deficiency resulting from the sale of the Pledged Shares, nor shall any action or proceeding be brought against Pledgor to recover judgment against Pledgor upon any outstanding obligations or liabilities of Pledgor under the Loan Agreement or any of the Agreements attached as Exhibits thereto; and

               (b) Pursue any other remedy available at law or equity to recover any sums other than a Principal Deficiency.

10. Limited Recourse. Notwithstanding any provision express or implied herein to the contrary, in the event of the occurrence of an Event of Default by Pledgor hereunder, including a default by Pledgor in the payment of principal, on the Note, Pledgor shall not be personally liable therefor and Secured Party's sole remedy for such default shall be limited to the remedies set forth in Section 9 above. This Agreement and the Note are non-recourse to Pledgor with respect to Principal Deficiencies, but not with respect to payment of interest. In no event shall Pledgor be personally liable for any Principal Deficiency in any action or suit to foreclose on Secured Party's security interest in the Pledged Shares.

11.   Miscellaneous.

          11.1 Entire Agreement; Amendment. This document and the documents referenced herein are the entire, final and complete Agreement and understanding of the parties with respect to the subject manner hereof, and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto. No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

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

          11.2 Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          11.3 Binding Effect. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and assigns.

          11.4 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed given on the date of transmission when sent by telex or facsimile transmission, on the third business day after the date of mailing when mailed by certified mail, postage prepaid, return receipt requested, from within the United States, or on the date of actual delivery, whichever is the earliest, and shall be sent to the following addresses, or to such other address as any party may hereafter designate by written notice to the others:

            Secured Party                 Pledgor
            Rentrak Corporation           Michael Lightbourne
            One Airport Center            P.O. Box 510
            7700 N.E. Ambassador Place    Gresham, Oregon 97030
            Portland, Oregon 97220

          11.5 Severability. If any portion of this Agreement or its application is construed to be invalid, illegal or unenforceable, then the other portions of the Agreement or its application thereof shall not be affected thereby and shall be given full force and effect without regard to the invalid or unenforceable portions.

          11.6 Attorney's Fees. In the event any suit, action or other legal proceeding shall be instituted to declare or enforce any right created by this Agreement, or by reason of any breach of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees as fixed by the trial court and all appellate courts.

          11.7 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Oregon, excluding its conflict of law principles. 11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.


          11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate as of the day and year first above written.


PLEDGOR:                                 /s/ Michzel Lightbourne
                                         --------------------------
                                         Name: Michael Lightbourne



SECURED PARTY:                           RENTRAK CORPORATION




                                         /s/ Ron Berger
                                         -----------------------------
                                         By:  Ron Berger
                                         Title:  Chairman & Chief Executive
                                         Officer

                                      -5-